Clark Wilson LLP

Barristers & Solicitors

Patent & Trade-mark Agents

800-885 W Georgia Street

Vancouver, BC V6C 3H1

Tel.	604.687.5700
Fax	604.687.6314

Our File No.	27216-0003 / D/LVK/853987.1

May 8, 2006

Navitrak International Corporation

1190 Barrington Street,

Suite 400

Halifax, NS B3H 2R4

Dear Sirs:

Re: Navitrak International Corporation. - Registration Statement on Form SB-2/A, Amendment No. 2, filed May 8, 2006

                              We have acted as special counsel to Navitrak International Corporation (the "Company"), a Nevada corporation, in connection with the filing of a registration statement on Form SB-2/A (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 12,916,000 shares of the Company's common stock, consisting of 5,944,000 shares which are currently outstanding and 6,972,000 shares that may be issued upon the exercise of share purchase warrants (the "Registered Shares"), as further described in the Registration Statement filed on December 30, 2005 as amended on March 28, 2006.

In connection with this opinion, we have examined the following documents:
(a)	Corporate Charter and Articles of the Company;
(b)	By-Laws of the Company;

(c)          The Amended and Restated Consulting Agreement as of October 27, 2005, between the Company and G.M. Capital Partners, Ltd. and the share purchase warrants issued pursuant thereto;

(d)          Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares and the Amended and Restated Consulting Agreement dated as of October 27, 2005;

(e)	Treasury Orders pertaining to the Registered Shares;
(f)	The Registration Statement; and

(g)          The Prospectus/Information Statement (the "Prospectus") constituting a part of the Registration Statement.

In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that those of the Registered Shares to which the Registration Statement and Prospectus relate:

•	that have been issued prior to the date of the Registration Statement were duly and validly authorized and issued, as fully paid and non-assessable common shares in the capital of the Company.
•

that will be issued upon exercise of the share purchase warrants described in the Registration Statement have been duly and validly authorized, and will, if and when issued in accordance with the terms of the share purchase warrants, be issued as fully paid and non-assessable shares in the capital of the Company.

This opinion letter is opining upon and is limited to the current federal laws of the United States and Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

CLARK WILSON LLP

/s/ Clark Wilson LLP